EXHIBIT 10.2
                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THE FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("First Amendment") is made as of the 14th day of February, 1997 by and between FLEET CAPITAL CORPORATION ("Lender"), a Connecticut corporation with an office located at 200 West Madison, Chicago, Illinois 60606, and EAGLE PLASTICS, INC. ("EPI"), a Nebraska Corporation with its chief executive office at 146 North Maple Street, Hastings, Nebraska 68902, PACIFIC PLASTICS, INC. ("PPI"), an Oregon corporation with its chief executive office and principal place of business at 21500 Northwest Plastics Drive, Hillsboro, Oregon 97124 and ARROW PACIFIC PLASTICS, INC. ("APP"), a Utah corporation with its chief executive office and principal place of business at 44 East 8th Avenue, Midvale, Utah 84047. EPI, PPI and APP are hereinafter sometimes referred to individually as "Borrower" and collectively as "Borrowers."

                              W I T N E S S E T H:

         WHEREAS, Borrowers and Lender entered into a certain Loan and Security Agreement dated as of May 10, 1996 (said Loan and Security Agreement is hereinafter referred to as the "Loan and Security Agreement"); and

         WHEREAS, Borrowers and Lender desire to amend and modify certain provisions of the Loan and Security Agreement.

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Lender to Borrower, the parties hereto hereby agree as follows:

         Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan and Security Agreement.

         Termination Charges. Section 4.2.3 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

         "4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) the sum of one percent (1%) of the lesser of the principal balance of the Term Loan or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus three percent (3%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs during the first or second twelve-month period of the Original Term (May 10, 1996 through May 9, 1998); or (ii) the sum of one percent (1%) of the lesser of the principal balance of the Term Loan or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus two percent (2%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs during the third 12-month period of the Original Term (May 10, 1998 through May 9, 1999). If termination occurs on the last day of the Original Term, no termination charge shall be payable. Any other prepayment of the Term Loan shall be subject to a prepayment fee equal to (i) the sum of (x) one percent (1%) of the lesser of the amount of the prepayment or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus (y) three percent (3%) of the remainder (if any) of the prepayment, if the prepayment occurs during the first or second twelve-month period of the Original Term (May 10, 1996 through May 9, 1998); or (ii) the sum of (x) one percent (1%) of the lesser of the amount of the prepayment or ($4,000,000) less the amount of any prior prepayments of the Term Loan, plus (y) two percent (2%) of the remainder (if any) of the prepayment if the prepayment occurs within the third twelve month period of the Original Term (May 10, 1998 through May 8, 1999). No prepayment fee shall be due in respect to any prepayment made after May 8, 1999."

         Leveraged Equity Participation Program. Section 8.2.2 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                                      * * *

         "8.2.2 Loans. Except as provided in Section 8.2.7 hereof, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel, advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, except that (x) if after giving effect to any such loan or advance, there is no existing and continuing Default or Event of Default and Availability exceeds One Million Dollars ($1,000,000) or, in the event that the Company has received Four Million Dollars ($4,000,000) or more as a contribution to capital, which Four Million Dollars ($4,000,000) is in turn contributed to the capital of any of EPI, PPI or AAP or any combination thereof, Five Hundred Thousand Dollars ($500,000), then EPI may make loans and advances to PPI and/or APP and PPI and/or APP may make loans and advances to EPI, and (y) if after giving effect to any such loans or advance there is no existing and continuing Default or Event of Default, Borrower may make loans and advances to its officers and executives for the purpose of financing the purchase by such officers and executives in the open market of shares of the Company's common stock; provided that the aggregate amount of such loans and advances under this clause (y) does not exceed at any point in time Six Hundred Thousand Dollars ($600,000).

         Capital Expenditures. Section 8.2.8 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                                      * * *

         "8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers and their respective Subsidiaries during any fiscal year of Borrowers exceeds the amount set forth opposite such fiscal year in the following schedule:

            Fiscal Year Ending              Permitted Capital Expenditure
            ------------------              -----------------------------

             December 31, 1996                       $5,500,000

             December 31, 1997          $4,000,000 plus the Carryover Amount

        December 31, 1998 and each      $1,500,000 plus the Carryover Amount
          subsequent fiscal year

         "Carryover Amount" shall mean (x) in respect to the fiscal year ending December 31, 1997, Five Million Five Hundred Thousand Dollars ($5,500,000) less the amount of Capital Expenditures made in the fiscal year of Borrower ending December 31, 1996, and (y) in respect to subsequent fiscal years, the amount of permitted Capital Expenditures (without giving effect to any Carryover Amount) for the previous two fiscal years minus the amount of Capital Expenditures made in such fiscal years. If, after the date of the First Amendment, Lender, in its sole discretion, agrees to increase the amount of permitted Capital Expenditures, Lender agrees that Borrowers shall not be required to pay any fees in connection with any such increase."

                                      * * *

         Leases. Section 8.2.13 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

         "8.2.13 Leases. Become, or permit any of their respective Subsidiaries to become, a lessee under any operating lease (other than a lease under which any Borrower or any of their respective Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their respective Subsidiaries is then lessee would exceed $900,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease."

         Consolidated Net Cash Flow. Section 8.3.2 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

         "8.3.2 Consolidated Net Cash Flow. Achieve Consolidated Net Cash Flow for each of the periods listed below equal to or greater than the amount set forth opposite such period:

Net Cash Flow                                               Amount
-------------                                               ------
January 1, 1996 through and
including June 30, 1996                                     $150,000

January 1, 1996 through and
including September 30, 1996                                $650,000

January 1, 1996 through and
including December 31, 1996                                 ($1,500,000)

January 1, 1997 through and
including March 31, 1997                                    ($1,000,000)

January 1, 1997 through and
including June 30, 1997                                     ($350,000)

January 1, 1997 through and
including September 30, 1997                                $150,000

January 1, 1997 through and
including December 31, 1997                                 ($1,500,000)

January 1, 1998 through and
including March 31, 1998                                    ($1,150,000)

January 1, 1998 through and
including June 30, 1998                                     ($500,000)

January 1, 1998 through and
including September 30, 1998                                   $0

January 1, 1998 through and
including December 31, 1998                                 ($150,000)

January 1, 1999 through and
including March 31, 1999                                    ($500,000)"

         Senior Interest Coverage Ratio. Section 8.3.3 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

         "8.3.3 Senior Interest Coverage Ratio. Achieve, at the end of each fiscal period listed below a Senior Interest Coverage Ratio equal to or greater than the ratio shown below for the fiscal period corresponding thereto:

                      Fiscal Period                            Ratio
                      -------------                            -----

                  January 1 to March 31                      1.65 to 1

                  January 1 to June 30                       3.50 to 1

                January 1 to September 30                    4.50 to 1

                January 1 to December 31                     2.40 to 1"

                  Availability. Borrowers covenant to maintain Availability of at least Two Million Dollars ($2,000,000) at all times during the period from June 1, 1997 to and including the earlier of (i) May 31, 1998, and (ii) the date on which the Company receives Four Million Dollars ($4,000,000) or more as a contribution to capital, which Four Million Dollars ($4,000,000) is in turn contributed to the capital of any of EPI, PPI or AAP or any combination thereof.

                  Sale and Leaseback. Lender acknowledges that Borrowers contemplate making certain Capital Expenditures or other expenditures in connection with the construction of APP's new facility in Salt Lake City, Utah. Lender further acknowledges and consents to any sale and leaseback transaction entered into in connection with such improvements; provided that such sale and leaseback transaction does not cause Borrowers to violate any other covenants contained in the Loan and Security Agreement.

                  Fee. In order to induce Lender to enter into this First Amendment, Borrowers agree to pay Lender, upon execution of this First Amendment, an amendment fee of Twenty Thousand Dollars ($20,000).

                  Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan and Security Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year specified at the beginning hereof.


                                            FLEET CAPITAL CORPORATION


                                            By:_________________________________
                                                Name:___________________________
                                                Title:__________________________

                                            EAGLE PLASTICS, INC.



                                            By:_________________________________
                                                Name:___________________________
                                                Title:__________________________


                                            PACIFIC PLASTICS, INC.



                                            By:_________________________________
                                                Name:___________________________
                                                Title:__________________________

                                            ARROW PACIFIC PLASTICS, INC.



                                            By:_________________________________
                                                Name:___________________________
                                                Title:__________________________

Consented and Agreed as of the
14th day of February, 1997


William Blair Mezzanine Capital Fund, L.P.


By:_______________________________
         A General Partner

By:_______________________________
         Name:_______________________________
         Title:_______________________________